Exhibit 99.1
The Duckhorn Portfolio, Inc. to Acquire North Coast Winery and Vineyards

Acquisition of North Coast Wine Production Facility Will Expand Production Capacity
ST. HELENA, Calif., May 4, 2023--(BUSINESS WIRE) -- The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) announced today that it has entered into a definitive agreement to acquire a production winery and planted vineyards in Alexander Valley, Sonoma County, California. This acquisition will bolster the Company’s production capacity and provide the Company with a fully operational and modern facility, with state-of-the-art winemaking equipment appropriate for premium wines. In addition to the production facility, the property also includes over seven acres of planted Cabernet Sauvignon. The transaction, which is subject to certain customary closing conditions, is expected to close in the fourth fiscal quarter of 2023.
“We view this acquisition as an investment in our future growth and in our winery brands, a continuation of our long-term strategy of expanding and diversifying our luxury wine production capabilities,” said Alex Ryan, the President and CEO of The Duckhorn Portfolio. “Production wineries of this scale are rarely available in this area, and this acquisition reduces our reliance on third-party custom processing, storage and bottling, and further optimizes our production processes, supporting the stability of the Company’s growth.”
The purchase price of the transaction was approximately $55 million. The acquisition will be financed through the Company’s existing credit facility.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing and prospects of the proposed transaction. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement, including risks related to the satisfaction of the conditions to the closing of the Acquisition. For a discussion of some of the other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 and in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, eight state-of-the-art winemaking facilities, seven tasting rooms and over 1,100 coveted acres of vineyards spanning 32 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Decoy,

Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varietals and 31 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Investor Contact
Chris Mandeville, ICR
ir@duckhorn.com
707-302-2635

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200
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